     As filed with the Securities and Exchange Commission on January 3, 2002
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SONIC INNOVATIONS, INC.
             (exact name of Registrant as specified in its charter)

        Delaware                                              87-0494518
---------------------------                            -------------------------
 (State of Incorporation)                                  (I.R.S. Employer
                                                         Identification Number)

                     2795 East Cottonwood Parkway, Suite 660
                         Salt Lake City, Utah 84121-7036
                ------------------------------------------------
                    (Address of Principal Executive Offices)


                        2000 EMPLOYEE STOCK PURCHASE PLAN
                                 2000 STOCK PLAN
             ------------------------------------------------------
                            (Full title of the plans)


                                Stephen L. Wilson
                             Chief Financial Officer
                             SONIC INNOVATIONS, INC.
                     2795 East Cottonwood Parkway, Suite 660
                         Salt Lake City, Utah 84121-7036
       -------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (801) 365-2800
       -------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                                Mark Bonham, Esq.
                      WILSON SONSINI GOODRICH & ROSATI, PC
                               650 Page Mill Road
                           Palo Alto, California 94304
                            Telephone: (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                             Proposed          Proposed
                                                              Maximum           Maximum          Amount of
                                          Amount to be    Offering Price       Aggregate       Registration
 Title of Securities to be Registered    Registered (1)      Per Share      Offering price (2)     Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
to be issued under the:

2000 Employee Stock Purchase Plan                105,263        $3.64(2)        $383,157             $91.57

2000 Stock Plan                                  789,474        $4.28(3)       3,378,948             807.56
                                                 -------                       ---------             ------
                                TOTAL:           894,737                      $3,762,105            $899.13
                                                 =======                      ==========             ======

(1) Amount of securities to be registered computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, as the maximum number of the Registrant's Common Stock issuable under the plans covered by this registration statement.
(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on December 31, 2001, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.
(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on December 31, 2001.

================================================================================

Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statements on Form S-8 of Sonic Innovations, Inc. (the "Registrant") filed with the Securities and Exchange Commission on May 9, 2000 (file number 333-36562) and May 2, 2001 (file number 333-59988), are incorporated herein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 30, 2001, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 filed on May 15, August 14 and November 14, 2001, respectively.

     2. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on April 13, 2000 pursuant to
         Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     3. The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on April 16, 2001 pursuant to Section 12(g) of the Exchange Act, including any amendment or report updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.   Interests of Named Experts and Counsel.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.  Indemnification of Directors and Officers.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits

    Exhibit Number   Description
    --------------   --------------------------------------------------------

      4.1            2000 Employee Stock Purchase Plan.
      4.2            2000 Stock Plan.
      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
     23.1            Consent of Arthur Andersen LLP, Independent
                     Public Accountants.
     23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (contained in
                     Exhibit 5.1).
     24.1            Power of Attorney (see page 5).


Item 9.  Undertaking.

     Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this day of January 3, 2002.

                               SONIC INNOVATIONS, INC.



                               By:  /s/Stephen L. Wilson
                                    ---------------------
                                    Stephen L. Wilson
                                    Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew G. Raguskus and Stephen L. Wilson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on January 3, 2002 by the following persons in the capacities indicated.

Signature                     Title
---------                     ------------------------------------


-----------------------
Andrew G. Raguskus            President, Chief Executive Officer and Director
                              (Principal Executive Officer)

-----------------------
Stephen L. Wilson             Vice President and Chief Financial Officer
                              Principal Financial and Accounting Officer)

-----------------------
Anthony B. Evnin              Director

-----------------------
Luke B. Evnin                 Director

-----------------------
Walter G. Loewenbaum II       Director

-----------------------
Kevin J. Ryan                 Director

-----------------------
G. Gary Shaffer               Director

-----------------------
Lawrence C. Ward              Director

-----------------------
Allan M. Wolfe                Director